Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE FIRST fiscal quarter ENDED September 30, 2022, AND

SECOND FISCAL QUARTER ENDED December 31, 2022

Brings Its Filings Current with the SEC;

Continues Trend with Strong Results through the Six Months Ended December 31, 2022

RENTON, WA March 27, 2023 – Radiant Logistics, Inc. (NYSE American: RLGT), a technology-enabled global transportation and value-added logistics services company, announced today the filing of its quarterly reports on Form 10-Q for the quarters ended September 30, 2022 and December 31, 2022. With the filing of these two quarterly reports the Company is now current in its filings with the Securities and Exchange Commission (“SEC”).

Financial Highlights – Three Months Ended September 30, 2022

•
Revenues increased to a record $331.0 million for the first fiscal quarter ended September 30, 2022, up $31.6 million or 10.6%, compared to revenues of $299.4 million for the comparable prior year period.
•
Gross profit increased to a record $74.7 million for the first fiscal quarter ended September 30, 2022, up $13.0 million or 21.1%, compared to gross profit of $61.7 million for the comparable prior year period.
•
Adjusted gross profit, a non-GAAP financial measure, increased to a record $76.5 million for the first fiscal quarter ended September 30, 2022, up $11.8 million or 18.2%, compared to adjusted gross profit of $64.7 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. increased to a record $8.4 million, or $0.17 per basic and fully diluted share up $0.8 million or 10.5% compared to $7.6 million, or $0.15 per basic and fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, increased to a record $13.4 million, or $0.27 per basic and fully diluted share for the first fiscal quarter ended September 30, 2022, up $2.3 million or 20.7%, compared to adjusted net income of $11.1 million, or $0.22 per basic and fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.
•
Adjusted EBITDA, a non-GAAP financial measure, increased to a record $18.5 million for the first fiscal quarter ended September 30, 2022, up $3.3 million or 21.7%, compared to adjusted EBITDA of $15.2 million for the comparable prior year period.
•
Adjusted EBITDA margin (adjusted EBITDA expressed as a percentage of adjusted gross profit), a non-GAAP financial measure, increased to a record 24.2% for the first fiscal quarter ended September 30, 2022, up 60 basis points, compared to adjusted EBITDA margin of 23.6% for the comparable prior year period.

Financial Highlights – Three Months Ended December 31, 2022

•
Revenues decreased to $278.1 million for the second fiscal quarter ended December 31, 2022, down $57.7 million or 17.2%, compared to revenues of $335.8 million for the comparable prior year period.
•
Gross profit increased to $70.4 million for the second fiscal quarter ended December 31, 2022, up $2.6 million or 3.8%, compared to gross profit of $67.8 million for the comparable prior year period.
•
Adjusted gross profit, a non-GAAP financial measure, increased to $74.0 million for the second fiscal quarter ended December 31, 2022, up $2.9 million or 4.1%, compared to adjusted gross profit of $71.1 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. decreased to $4.8 million, or $0.10 per basic and fully diluted share, $1.7 million compared to $6.5 million, or $0.13 per basic and fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, decreased to $10.5 million, or $0.22 per basic and $0.21 per fully diluted share for the second fiscal quarter ended December 31, 2022, down $1.4 million or 11.8%, compared to adjusted net income of $11.9 million, or $0.24 per basic and $0.23 per fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.
•
Adjusted EBITDA, a non-GAAP financial measure, decreased to $15.3 million for the second fiscal quarter ended December 31, 2022, down $1.4 million or 8.4%, compared to adjusted EBITDA of $16.7 million for the comparable prior year period.
•
Adjusted EBITDA margin (adjusted EBITDA expressed as a percentage of adjusted gross profit), a non-GAAP financial measure, decreased to 20.7% for the second fiscal quarter ended December 31, 2022, down 280 basis points, compared to adjusted EBITDA margin of 23.5% for the comparable prior year period.

Acquisition Update

On October 1, 2022, the Company announced that it acquired Cascade Enterprises of Minnesota, Inc. (“Cascade”), a Minnesota based, privately–held company that has operated as a strategic operating partner under the Company’s Airgroup brand since 2007. The Company structured the transaction similar to its previous transactions, with a portion of the expected purchase price payable in subsequent periods based on the future performance of the acquired operations. Cascade continued to operate under the Airgroup brand through the calendar year 2022 and is expected to transition to the Radiant brand over the course of 2023 as it is combined with existing Company owned operations in the Minneapolis area.

Stock Buy-back

Under the terms of our outstanding Rule 10b5-1 Repurchase Plan, the Company purchased 839,864 shares of our common stock at an average cost of $5.95 per share for an aggregate cost of $5.0 million during the six months ended December 31, 2022. As of March 20, 2023, the Company had 48,181,256 shares outstanding.

CEO Bohn Crain Comments on Results and the Company Coming Current in Its Filings with the SEC

“We are very pleased to continue our trend of solid financial results for each of the first two quarters of fiscal year 2023,” said Bohn Crain, Founder and CEO of Radiant Logistics. “For the six months ended December 31, 2022, we posted revenues of $609.1 million, down $26.1 million or 4.1%; gross profit of $145.2 million, up $15.7 million or 12.1%; adjusted gross profit of $150.5 million, up $14.6 million or 10.7%; net income attributable to Radiant Logistics, Inc. of $13.3 million, down $0.8 million or 5.7%; adjusted net income of $23.9 million, up $0.9 million or 3.9%, and record adjusted EBITDA of $33.9 million, up $1.9 million or 5.9%. These results reflect the benefit of our scalable non‑asset‑based business model, our diversity of service offerings, and our ability to quickly respond to changing market dynamics and support our customers in this capacity constrained market.

During the six months ended December 31, 2022, we also continued to make good progress in our balanced approach to capital allocation through a combination of our strategic acquisition and stock buy-back initiatives. As previously reported, we completed the acquisition of our long-time strategic operating partner, Cascade Enterprises in Minnesota, effective as of October 1, 2022. In addition, we also acquired $5.0 million of our common stock during the quarter at what we believe was very attractive pricing. During the six-month period we also generated $65.5 million in cash from operations. As of December 31, 2022, we have for the first time in the Company’s history, no net debt, with cash on hand of $62.0 million and total debt of only $53.7 million. Our adjusted EBITDA for the trailing twelve months ended December 31, 2022 was $82.8 million.”

Mr. Crain continued: “With the filing of these two Form 10-Qs we have now completed the process of bringing our filings current with the SEC and we are excited to be able to get back to business—leveraging our best‑in‑class technology, robust North American footprint and extensive global network of service partners to continue to build on the great platform we have built here at Radiant. As we have previously discussed, while we remain very optimistic about our prospects for fiscal year 2023 and beyond, we are definitely seeing signs of a slowing economy and expect operations to return to more normalized levels and growth rates in coming quarters. We believe we are well positioned with a durable, diverse service offering and strong balance sheet to support our customers and continue to execute upon our broader strategic initiatives.”

First Fiscal Quarter Ended September 30, 2022 – Financial Results

For the three months ended September 30, 2022, Radiant reported net income attributable to Radiant Logistics, Inc. of $8.4 million on $331.0 million of revenues, or $0.17 per basic and fully diluted share. For the three months ended September 30, 2021, Radiant reported net income attributable to Radiant Logistics, Inc. of $7.6 million on $299.4 million of revenues, or $0.15 per basic and fully diluted share.

For the three months ended September 30, 2022, Radiant reported adjusted net income, a non-GAAP financial measure, of $13.4 million, or $0.27 per basic and fully diluted share. For the three months ended September 30, 2021, Radiant reported adjusted net income of $11.1 million, or $0.22 per basic and fully diluted share.

For the three months ended September 30, 2022, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $18.5 million, compared to $15.2 million for the comparable prior year period.

Second Fiscal Quarter Ended December 31, 2022 – Financial Results

For the three months ended December 31, 2022, Radiant reported net income attributable to Radiant Logistics, Inc. of $4.8 million on $278.1 million of revenues, or $0.10 per basic and fully diluted share. For the three months ended December 31, 2021, Radiant reported net income attributable to Radiant Logistics, Inc. of $6.5 million on $335.8 million of revenues, or $0.13 per basic and fully diluted share.

For the three months ended December 31, 2022, Radiant reported adjusted net income, a non-GAAP financial measure, of $10.5 million, or $0.22 per basic and $0.21 per fully diluted share. For the three months ended December 31, 2021, Radiant reported adjusted net income of $11.9 million, or $0.24 per basic and $0.23 per fully diluted share.

For the three months ended December 31, 2022, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $15.3 million, compared to $16.7 million for the comparable prior year period.

Six Months Ended December 31, 2022 – Financial Results

For the six months ended December 31, 2022, Radiant reported net income attributable to Radiant Logistics, Inc. of $13.3 million on $609.1 million of revenues, or $0.27 per basic and fully diluted share. For the six months ended December 31, 2021, Radiant reported net income attributable to Radiant Logistics, Inc. of $14.1 million on $635.2 million of revenues, or $0.28 per basic and fully diluted share.

For the six months ended December 31, 2022, Radiant reported adjusted net income, a non-GAAP financial measure, of $23.9 million, or $0.50 per basic and $0.48 per fully diluted share. For the six months ended December 31, 2021, Radiant reported adjusted net income of $23.0 million, or $0.46 per basic and $0.45 per fully diluted share.

For the six months ended December 31, 2022, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $33.9 million, compared to $32.0 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Monday, March 27, 2023 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Monday, March 27, 2023 at 4:30 PM Eastern
DIAL-IN	US (888) 506-0062; Intl. (973) 528-0011 (Participant Access Code: 913812)
REPLAY	March 28, 2023 at 9:30 AM Eastern to April 10, 2023 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 47924)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/47924

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) operates as a third party logistics company, providing technology-enabled global transportation and value-added logistics services primarily to customers in the United States and Canada. Through its comprehensive service officering, Radiant provides domestic and international freight forwarding along with truck and rail brokerage services to a diversified account base including manufactures, distributors and retailers, which it supports from an extensive network of Radiant and agent-owned offices throughout North America and other key markets around the world. Radiant’s value-added logistics services include warehouse and distribution, customs brokerage, order fulfillment, inventory management and technology services.

This report contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible: our dependence on current management and certain larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of COVID-19 on our operations and financial results; continued disruptions in the global supply chain; higher inflationary pressures particularly surrounding the costs of fuel; potential adverse legal, reputational and financial effects on the Company resulting from the ransomware incident or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents, like the ransomware incident; the commercial, reputational and regulatory risks to our business that may arise as a consequence of our need to restate our financial statements; our longer-term relationship with our senior lenders as a consequence of our need to restate our financial statements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to remediate during fiscal 2023 certain material weaknesses in our internal controls over financial reporting, and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of this report. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic amplify many of these risks. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	September 30,	June 30,
(In thousands, except share and per share data)	2022	2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,714	$24,442
Accounts receivable, net of allowance of $2,842 and $2,983, respectively	164,438	186,492
Contract assets	49,967	61,154
Prepaid expenses and other current assets	15,327	17,256
Total current assets	253,446	289,344

Property, technology, and equipment, net	22,890	24,823

Goodwill	86,751	88,199
Intangible assets, net	43,000	48,545
Operating lease right-of-use assets	44,143	41,111
Deposits and other assets	5,703	4,704
Long-term restricted cash	581	625
Total other long-term assets	180,178	183,184
Total assets	$456,514	$497,351

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$122,243	$137,853
Operating partner commissions payable	19,030	18,731
Accrued expenses	9,387	11,349
Income tax payable	547	4,035
Current portion of notes payable	4,331	4,575
Current portion of operating lease liability	10,027	7,641
Current portion of finance lease liability	538	577
Current portion of contingent consideration	2,600	2,600
Other current liabilities	297	303
Total current liabilities	169,000	187,664

Notes payable, net of current portion	40,300	66,719
Operating lease liability, net of current portion	38,712	37,776
Finance lease liability, net of current portion	1,084	1,223
Contingent consideration, net of current portion	3,090	2,930
Deferred income taxes	5,984	6,482
Total long-term liabilities	89,170	115,130
Total liabilities	258,170	302,794

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 51,418,835 and 51,265,543 shares issued, and 48,674,710 and 48,740,935 shares outstanding, respectively	33	33
Additional paid-in capital	106,314	106,146
Treasury stock, at cost, 2,744,125 and 2,524,608 shares, respectively	(17,344)	(16,004)
Retained earnings	113,431	104,998
Accumulated other comprehensive loss	(4,274)	(796)
Total Radiant Logistics, Inc. stockholders’ equity	198,160	194,377
Non-controlling interest	184	180
Total equity	198,344	194,557
Total liabilities and equity	$456,514	$497,351

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	December 31,	June 30,
(In thousands, except share and per share data)	2022	2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,020	$24,442
Accounts receivable, net of allowance of $2,312 and $2,983, respectively	137,793	186,492
Contract assets	33,858	61,154
Prepaid expenses and other current assets	15,399	17,256
Total current assets	249,070	289,344

Property, technology, and equipment, net	23,663	24,823

Goodwill	88,924	88,199
Intangible assets, net	41,731	48,545
Operating lease right-of-use assets	59,569	41,111
Deposits and other assets	6,309	4,704
Long-term restricted cash	593	625
Total other long-term assets	197,126	183,184
Total assets	$469,859	$497,351

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$107,511	$137,853
Operating partner commissions payable	20,298	18,731
Accrued expenses	9,053	11,349
Income tax payable	2,050	4,035
Current portion of notes payable	4,495	4,575
Current portion of operating lease liability	11,102	7,641
Current portion of finance lease liability	536	577
Current portion of contingent consideration	3,582	2,600
Other current liabilities	296	303
Total current liabilities	158,923	187,664

Notes payable, net of current portion	49,191	66,719
Operating lease liability, net of current portion	53,428	37,776
Finance lease liability, net of current portion	953	1,223
Contingent consideration, net of current portion	1,745	2,930
Deferred income taxes	4,328	6,482
Total long-term liabilities	109,645	115,130
Total liabilities	268,568	302,794

Commitments and contingencies (Note 15)

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 51,544,304 and 51,265,543 shares issued, and 48,179,832 and 48,740,935 shares outstanding, respectively	33	33
Additional paid-in capital	107,170	106,146
Treasury stock, at cost, 3,364,472 and 2,524,608 shares, respectively	(21,004)	(16,004)
Retained earnings	118,267	104,998
Accumulated other comprehensive loss	(3,373)	(796)
Total Radiant Logistics, Inc. stockholders’ equity	201,093	194,377
Non-controlling interest	198	180
Total equity	201,291	194,557
Total liabilities and equity	$469,859	$497,351

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

(unaudited)

	Three Months Ended September 30,
(In thousands, except share and per share data)	2022	2021
		(as restated)
Revenues	$330,971	$299,398

Operating expenses:
Cost of transportation and other services	254,491	234,680
Operating partner commissions	30,106	27,561
Personnel costs	19,771	15,653
Selling, general and administrative expenses	8,770	6,790
Depreciation and amortization	6,778	4,252
Change in fair value of contingent consideration	160	—
Total operating expenses	320,076	288,936

Income from operations	10,895	10,462

Other income (expense):
Interest income	40	3
Interest expense	(821)	(609)
Foreign currency transaction gain	467	271
Change in fair value of interest rate swap contracts	690	(46)
Other	5	16
Total other income (expense)	381	(365)

Income before income taxes	11,276	10,097

Income tax expense	(2,764)	(2,402)

Net income	8,512	7,695
Less: net income attributable to non-controlling interest	(79)	(86)

Net income attributable to Radiant Logistics, Inc.	$8,433	$7,609

Other comprehensive loss:
Foreign currency translation loss	(3,478)	(1,039)
Comprehensive income	$5,034	$6,656

Income per share:
Basic and diluted	$0.17	$0.15

Weighted average common shares outstanding:
Basic	48,745,317	49,921,061
Diluted	50,303,012	51,116,478

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except share and per share data)	2022	2021	2022	2021
		(as restated)		(as restated)
Revenues	$278,119	$335,778	$609,090	$635,176

Operating expenses:
Cost of transportation and other services	204,091	264,640	458,582	499,320
Operating partner commissions	30,512	31,169	60,617	58,730
Personnel costs	20,641	16,659	40,412	32,312
Selling, general and administrative expenses	8,637	8,352	17,407	15,139
Depreciation and amortization	6,914	4,447	13,693	8,702
Transition, lease termination, and other costs	30	—	30	—
Change in fair value of contingent consideration	150	455	310	455
Total operating expenses	270,975	325,722	591,051	614,658

Income from operations	7,144	10,056	18,039	20,518

Other expense:
Interest income	59	4	98	6
Interest expense	(742)	(749)	(1,563)	(1,358)
Foreign currency transaction gain	4	104	471	375
Change in fair value of interest rate swap contracts	(104)	(378)	587	(424)
Other	24	91	29	108
Total other expense	(759)	(928)	(378)	(1,293)

Income before income taxes	6,385	9,128	17,661	19,225

Income tax expense	(1,460)	(2,513)	(4,224)	(4,915)

Net income	4,925	6,615	13,437	14,310
Less: net income attributable to non-controlling interest	(89)	(76)	(168)	(162)

Net income attributable to Radiant Logistics, Inc.	$4,836	$6,539	$13,269	$14,148

Other comprehensive income:
Foreign currency translation gain (loss)	901	117	(2,577)	(922)
Comprehensive income	$5,826	$6,732	$10,860	$13,388

Income per share:
Basic and diluted	$0.10	$0.13	$0.27	$0.28

Weighted average common shares outstanding:
Basic	48,243,204	49,657,547	48,494,260	49,789,304
Diluted	49,427,420	50,775,714	49,865,216	50,946,096

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Gross Profit to Adjusted Gross Profit, Net Income Attributable to

Radiant Logistics, Inc.,
Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For adjusted net income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at adjusted net income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, net interest expense, share-based compensation, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, ransomware related costs, litigation costs, change in fair value of interest rate swap contracts, and gain on foreign currency transaction.

We commonly refer to the term “adjusted gross profit” when commenting about our Company and the results of operations. Adjusted gross profit is a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. Adjusted gross profit is calculated as GAAP gross profit exclusive of depreciation and amortization, which are reported separately. We believe adjusted gross profit is a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, gain on forgiveness of debt, and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended September 30,
Reconciliation of adjusted gross profit to GAAP gross profit	2022	2021
		(as restated)
Revenues	$330,971	$299,398
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(254,491)	(234,680)
Depreciation and amortization	(1,756)	(2,998)
GAAP gross profit	$74,724	$61,720
Depreciation and amortization	1,756	2,998
Adjusted gross profit	$76,480	$64,718

GAAP gross margin (GAAP gross profit as a percentage of revenues)	22.6%	20.6%
Adjusted gross profit percentage (adjusted gross profit as a percentage of revenues)	23.1%	21.6%

(In thousands)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of adjusted gross profit to GAAP gross profit	2022	2021	2022	2021
		(as restated)		(as restated)
Revenues	$278,119	$335,778	$609,090	$635,176
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(204,091)	(264,640)	(458,582)	(499,320)
Depreciation and amortization	(3,585)	(3,332)	(5,341)	(6,331)
GAAP gross profit	$70,443	$67,806	$145,167	$129,525
Depreciation and amortization	3,585	3,332	5,341	6,331
Adjusted gross profit	$74,028	$71,138	$150,508	$135,856

GAAP gross margin (GAAP gross profit as a percentage of revenues)	25.3%	20.2%	23.8%	20.4%
Adjusted gross profit percentage (adjusted gross profit as a percentage of revenues)	26.6%	21.2%	24.7%	21.4%

(In thousands)	Three Months Ended September 30,
Reconciliation of GAAP net income to adjusted EBITDA	2022	2021
		(as restated)
Net income attributable to Radiant Logistics, Inc.	$8,433	$7,609
Income tax expense	2,764	2,402
Depreciation and amortization	6,778	4,252
Net interest expense	781	606

EBITDA	18,756	14,869

Share-based compensation	609	350
Change in fair value of contingent consideration	160	—
Acquisition related costs	27	99
Litigation costs	120	154
Change in fair value of interest rate swap contracts	(690)	46
Foreign currency transaction gain	(467)	(271)

Adjusted EBITDA	$18,515	$15,247
Adjusted EBITDA margin (Adjusted EBITDA as a % of Adjusted Gross Profit)	24.2%	23.6%

(In thousands)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of GAAP net income to adjusted EBITDA	2022	2021	2022	2021
		(as restated)		(as restated)
Net income attributable to Radiant Logistics, Inc.	$4,836	$6,539	$13,269	$14,148
Income tax expense	1,460	2,513	4,224	4,915
Depreciation and amortization (1)	7,142	4,447	13,921	8,702
Net interest expense	683	745	1,465	1,352

EBITDA	14,121	14,244	32,879	29,117

Share-based compensation	679	422	1,288	772
Change in fair value of contingent consideration	150	455	310	455
Acquisition related costs	22	396	49	496
Ransomware incident related costs, net	—	751	—	751
Litigation costs	247	167	366	321
Transition, lease termination, and other costs	30	—	30	—
Change in fair value of interest rate swap contracts	104	378	(587)	424
Foreign currency transaction gain	(4)	(104)	(471)	(375)

Adjusted EBITDA	$15,349	$16,709	$33,864	$31,961
Adjusted EBITDA margin (Adjusted EBITDA as a % of Adjusted Gross Profit)	20.7%	23.5%	22.5%	23.5%

(1) Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.

(In thousands, except share and per share data)	Three Months Ended September 30,
Reconciliation of GAAP net income to adjusted net income	2022	2021
		(as restated)
GAAP net income attributable to Radiant Logistics, Inc.	$8,433	$7,609
Adjustments to net income:
Income tax expense	2,764	2,402
Depreciation and amortization	6,778	4,252
Change in fair value of contingent consideration	160	—
Acquisition related costs	27	99
Litigation costs	120	154
Change in fair value of interest rate swap contracts	(690)	46
Amortization of debt issuance costs	110	127

Adjusted net income before income taxes	17,702	14,689

Provision for income taxes at 24.5%	(4,337)	(3,599)

Adjusted net income	$13,365	$11,090

Adjusted net income per common share:
Basic and diluted	$0.27	$0.22

Weighted average common shares outstanding:
Basic	48,745,317	49,921,061
Diluted	50,303,012	51,116,478

(In thousands, except share and per share data)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of GAAP net income to adjusted net income	2022	2021	2022	2021
		(as restated)		(as restated)
GAAP net income attributable to Radiant Logistics, Inc.	$4,836	$6,539	$13,269	$14,148
Adjustments to net income:
Income tax expense	1,460	2,513	4,224	4,915
Depreciation and amortization	6,914	4,447	13,693	8,702
Change in fair value of contingent consideration	150	455	310	455
Acquisition related costs	22	396	49	496
Ransomware incident related costs, net	—	751	—	751
Litigation costs	247	167	366	321
Transition, lease termination, and other costs	30	—	30	—
Change in fair value of interest rate swap contracts	104	378	(587)	424
Amortization of debt issuance costs	140	126	250	253

Adjusted net income before income taxes	13,903	15,772	31,604	30,465

Provision for income taxes at 24.5%	(3,406)	(3,864)	(7,743)	(7,464)

Adjusted net income	$10,497	$11,908	$23,861	$23,001

Adjusted net income per common share:
Basic	$0.22	$0.24	$0.50	$0.46
Diluted	$0.21	$0.23	$0.48	$0.45

Weighted average common shares outstanding:
Basic	48,243,204	49,657,547	48,494,260	49,789,304
Diluted	49,427,420	50,775,714	49,865,216	50,946,096

(In thousands) Trailing twelve months adjusted EBITDA:	Three months ended December 31, 2022	Three months ended September 30, 2022	Three months ended June 30, 2022	Three months ended March 31, 2022 (as restated)	Twelve months ended December 31, 2022
Net income attributable to Radiant Logistics, Inc.	$4,836	$8,433	$16,750	$13,567	$43,586
Income tax expense	1,460	2,764	3,502	4,276	12,002
Depreciation and amortization (1)	7,142	6,778	5,330	4,684	23,934
Net interest expense	683	781	843	997	3,304

EBITDA	14,121	18,756	26,425	23,524	82,826

Share-based compensation	679	609	487	539	2,314
Change in fair value of contingent consideration	150	160	160	152	622
Acquisition related costs	22	27	94	6	149
Ransomware incident related costs (recovery), net	—	—	(347)	279	(68)
Litigation costs	247	120	84	163	614
Transition, lease termination, and other costs	30	—	—	—	30
Change in fair value of interest rate swap contracts	104	(690)	(278)	(1,985)	(2,849)
Foreign exchange gain	(4)	(467)	(239)	(105)	(815)

Adjusted EBITDA	$15,349	$18,515	$26,386	$22,573	$82,823

(1) Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.